Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports Second Quarter 2018 Financial Results

— Total revenue of $1.8 million during the second quarter of 2018 —

— VA updates national coverage policy which expands access to ReWalk exoskeletons —

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, August 14, 2018 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three- and six-months ended June 30, 2018.

Highlights of and subsequent to the second quarter include:

●	Total revenue for the second quarter of 2018 was $1.8 million compared to $1.6 million in the prior quarter;

●	21 units were placed during the second quarter of 2018;

●	The U.S. Department of Veterans Affairs (“VA”) updated its national policy to provide expanded access to ReWalk exoskeletons with additional VA sites and also including private rehabilitation clinics through the Veterans Choice Program,

●	ReWalk received the first tranche of $5 million as part of a $20 million investment agreement with Timwell Corporation Limited, a Hong Kong entity, following shareholder approval;

●	All five leading stroke rehabilitation centers began enrolling patients in ReWalk’s ReStore clinical study;

●	ReWalk extended its agreement with the Wyss Institute at Harvard University to June 2022 to complete additional research programs for its groundbreaking soft exo-suit; and

●	ReWalk Personal 6.0 exoskeleton added to the official German list of medical aids, becoming the first exoskeleton device included in the list.

“With several catalysts to drive growth in the sales of ReWalk Personal systems and a significant opportunity to deliver longer term value with our Restore technology, we believe we have a solid platform for growth. The VA Choice Program substantially broadens the geographic coverage area for veterans to the 137 VA and private ReWalk certified training centers across the U.S., which we believe will result in more veterans procuring ReWalk systems. And, with the addition of a formal reimbursement code in Germany, we expect to see faster processing times and additional referrals come through in the months ahead. Our Restore clinical study is underway at five of the leading stroke rehabilitation centers in the country and we are planning a mid-2019 commercial launch of the Restore, pending CE and FDA clearance,” stated Larry Jasinski, Chief Executive Officer of ReWalk.

Second Quarter 2018 Financial Results

Total revenue was $1.8 million for the second quarter of 2018, compared to $1.6 million in the first quarter of 2018 and $2.0 million during the prior year quarter. 21 ReWalk systems were placed during the second quarter of 2018, compared to 23 ReWalk systems placed in the prior quarter and 31 systems in the prior year period. 13 systems were placed in the U.S. and 8 were placed in our direct markets in Europe.

Gross margin improved to 43% during the second quarter of 2018 compared to 37% in the second quarter of 2017, primarily attributable to sales mix and lower product costs.

Total operating expenses in the second quarter of 2018 were $6.0 million compared to $6.1 million in the prior year period.

Net loss was $5.8 million for the second quarter of 2018 compared to a net loss of $6.3 million in the second quarter of 2017. Non-GAAP net loss for the first quarter was $4.7 million compared with a non-GAAP net loss of $4.9 million in the second quarter of 2017. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of June 30, 2018, ReWalk had $9.1 million in cash on its balance sheet.

Guidance

The Company is updating its full year 2018 revenue guidance and now expects revenues at the lower end of its previously announced range of $9.0 to $11.0 million, depending on timing of reimbursement coverage.

Conference Call

ReWalk management will host its second quarter 2018 conference call as follows:

Date		Tuesday, August 14, 2018
Time		8:30 AM EDT
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
Access code		4694309
Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 4694309.

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About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the previous opinion of ReWalk’s auditors, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering;  ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; ReWalk’s ability to maintain compliance with the continued listing requirements of the NASDAQ Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; the risk of substantial dilution resulting from the issuance to Timwell; the significant voting power and de facto voting control Timwell may acquire; the risk that the remaining Timwell issuances will fail to close and the China joint venture will not form; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three- and six-months ended June 30, 2018 and 2017, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

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ReWalk Robotics Ltd.

Condensed Consolidated Statements of Operations

In thousands except per share data

(unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue	$1,770	$2,007	$3,349	$4,506
Cost of revenues	1,003	1,266	1,900	2,716
Gross profit	767	741	1,449	1,790
Operating expenses:
Research and development, net	1,897	1,385	4,048	2,815
Sales and marketing	1,925	2,873	4,261	6,006
General and administrative	2,221	1,850	4,258	3,991
Total operating expenses	6,043	6,108	12,567	12,812
Operating loss	(5,276)	(5,367)	(11,118)	(11,022)
Loss on extinguishment of debt	-	313	-	313
Financial expenses, net	522	633	1,007	1,364
Loss before income taxes	(5,798)	(6,313)	(12,125)	(12,699)
Income taxes (tax benefit)	-	(4)	(1)	10
Net loss	$(5,798)	$(6,309)	$(12,124)	$(12,709)
Net loss per ordinary share, basic and diluted	$(0.18)	$(0.37)	$(0.39)	$(0.75)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	32,772,061	17,218,154	31,413,229	16,837,903

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(5,798)	$(6,309)	$(12,124)	$(12,709)
Non-cash share based compensation expense	1,023	847	1,819	1,698
Depreciation	116	177	229	357
Non-cash financial expenses	-	346	-	379
Non-GAAP net loss	$(4,659)	$(4,939)	$(10,076)	$(10,275)

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ReWalk Robotics Ltd.

Condensed Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2018	2017
Assets	Unaudited	Audited
Current assets
Cash and cash equivalents	$9,094	$14,567
Trade receivable, net	1,857	1,103
Prepaid expenses and other current assets	1,238	1,625
Inventories	3,016	3,643
Total current assets	15,205	20,938
Other long-term assets	1,058	1,085
Property and equipment, net	762	840
Total assets	$17,025	$22,863
Liabilities and equity
Current liabilities
Current maturities of long term loan	$6,441	$6,441
Trade payables	2,957	1,811
Other current liabilities	1,673	1,475
Total current liabilities	11,071	9,727

Long term loan	6,640	8,911
Other long-term liabilities	578	518
Shareholders’ equity	(1,264)	3,707
Total liabilities and equity	$17,025	$22,863

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ReWalk Robotics Ltd.

Condensed Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Six months ended
	June 30,
	2018	2017

Net cash used in operating activities	$(9,068)	$(11,196)
Net cash used in investing activities	(3)	(22)
Net cash provided by financing activities	3,579	3,830
Decrease in cash and cash equivalents	(5,492)	(7,388)
Cash and cash equivalents at beginning of period	15,423	24,498
Cash and cash equivalents at end of period	$9,931	$17,110

ReWalk Robotics Ltd.

Revenue and Units Placed by Region and Product

In thousands except units

(unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
United States	$1,091	$1,342	$2,269	$3,441
Europe	673	665	1,014	1,065
Asia Pacific	6	-	8	-
Latin America	-	-	58	-
Total Revenues	$1,770	$2,007	$3,349	$4,506

Units Placed:
United States	13	17	27	43
Europe	8	14	16	25
Latin America	-	-	1	-
Total Units Placed	21	31	44	68

Revenue:
Personal units revenue	$1,770	$1,903	$3,269	$4,326
Rehabilitation units revenue	-	104	80	180
Total Revenue	$1,770	$2,007	$3,349	$4,506

Units Placed:
Personal units placed	21	30	43	66
Rehabilitation units placed	-	1	1	2
Total Units Placed	21	31	44	68

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